                                                                    Exhibit (iv)



                           THIRD AMENDED AND RESTATED
                     STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                                       OF
                                TEGAL CORPORATION


        Tegal Corporation, a Delaware corporation (the "Company"), hereby amends and restates the Second Amended and Restated Stock Option Plan for Outside Directors of Tegal Corporation (as so amended, the "Plan"), incorporating certain amendments adopted by the Board of Directors on September 25, 2001. The Plan was initially adopted by the Board of Directors and the stockholders of the Company on October 1995, with an initial effective date of October 18, 1995. The Plan was amended and restated on July 16, 1998 by the Board of Directors and such amendment was approved by the stockholders on September 15, 1998. The Plan was again amended and restated on July 17, 2001 by the Board of Directors and such amendment was approved by the stockholders on September 25, 2001. The purposes of the Plan are as follows:

               (1) To further the growth, development and financial success of the Company by providing additional incentives to its outside directors who share in the responsibility for the management of the Company's business by assisting them to become owners of common stock of the Company and thus to benefit directly from its growth, development and financial success.

               (2) To enable the Company to obtain and retain the services of the type of outside directors considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of common stock of the Company.

                                    ARTICLE I

                                   DEFINITIONS

        Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1 -- Board

        "Board" shall mean the Board of Directors of the Company.

SECTION 1.2 -- Change In Control

        "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

               (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

               (b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause
        (i) who were still in office at the time such election or nomination was approved by the Board.




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
SECTION 1.3 -- Company

        "Company" shall mean Tegal Corporation. In addition, "Company" shall mean any corporation assuming, or issuing new stock options in substitution for, Options outstanding under the Plan.

SECTION 1.4 -- Corporate Transaction

        "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

               (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

               (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a) above; or

               (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

SECTION 1.5 -- Exchange Act

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.6 -- Option

        "Option" shall mean an option to purchase the Company's common stock, $0.01 par value, granted under the Plan.

SECTION 1.7 -- Optionee

        "Optionee" shall mean an Outside Director to whom an Option is granted under the Plan.

SECTION 1.8 -- Outside Director

        "Outside Director" shall mean a member of the Board who is not an employee of the Company, a Parent Corporation or a Subsidiary under Section 3401(c) of the Code and who is not legally or contractually prohibited from receiving and holding personally an Option.

SECTION 1.9 -- Parent Corporation

        "Parent Corporation" shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.10 -- Plan

        "Plan" shall mean The Third Amended and Restated Stock Option Plan for Outside Directors of Tegal Corporation.




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
SECTION 1.11 -- Rule 16b-3

        "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, including as such Rule may be amended or superseded in the future.

SECTION 1.12 -- Secretary

        "Secretary" shall mean the Secretary of the Company.

SECTION 1.13 -- Securities Act

        "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.14 -- Subsidiary

        "Subsidiary" shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.15 -- Termination Of Directorship

        "Termination of Directorship" shall mean the time when an Optionee ceases to be a director of the Company for any reason, including, without limitation, a termination by resignation, failure to be elected, death, disability or retirement. The Board, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Directorship.

                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

SECTION 2.1 -- Shares Subject To Plan

        The shares of stock subject to Options shall be shares of the Company's common stock, $0.01 par value (the "Common Stock"). The aggregate number of such shares which may be issued upon exercise of Options shall not exceed 600,000.

SECTION 2.2 -- Unexercised Options

        If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

SECTION 2.3 -- Changes In Company's Shares

        In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Board in the number and kind of shares for the purchase of which Options may thereafter be granted, including adjustments of the limitations in
Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.

                                   ARTICLE III

                               GRANTING OF OPTIONS

SECTION 3.1 -- Eligibility

        Any Outside Director of the Company shall be eligible to be granted Options.

SECTION 3.2 -- Tax Status Of Stock Options

        Options granted under the Plan do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

SECTION 3.3 -- Non-Discretionary Grants

               (a) Any person who is not an Outside Director on the Effective Date, but who later becomes an Outside Director, shall be granted on the date of his initial election or appointment as an Outside Director an Option to purchase 20,000 shares of Common Stock.

               (b) Upon full vesting, as described in Section 4.3 (the "Vesting"), of an Option granted to an Outside Director pursuant to
        Section 3.3(a), each Outside Director shall be granted on the date of such Vesting (so long as he is an Outside Director at the close of business on such date) an Option to purchase an additional 20,000 shares of Common Stock.

               (c) Notwithstanding anything to the contrary, any Outside Director may elect to waive his right to be granted an Option under this
        Section 3.3 by giving a six month advance written notice of such waiver from the effective date of the Outside Director's right to receive such Option.

SECTION 3.4 -- Discretionary Grants

               (a) The Board shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

                      (i) Select from among the Outside Directors (including
               Outside Directors who have previously received Options under the
               Plan) such of them as in its opinion should be granted Options;

                      (ii) Determine the number of shares to be subject to such
               Options granted to the selected Independent Directors;

                      (iii) Subject to the provisions of Article 4 determine the terms and conditions of such Options, consistent with the Plan.

SECTION 3.5 -- No Option Grant Where Prohibited

        No person shall be granted an Option under the Plan if at the time of such grant, the grant is prohibited by applicable law or by the policies of the employer of such person or of any other company of which such person is a member of the board of directors or a general partner.

SECTION 3.6 -- Options in Lieu of Cash Compensation

               (a) In addition to those Options referenced in Sections 3.3 and 3.4, each Outside Director may elect to receive all or any portion of his or her Director's Fee either (i) in cash or (ii) in the form of an Option. "Director's Fee" shall mean the amount of compensation set by the Board from time to time and as


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
        payable to a Director for services as a Director; but shall not include any fees payable by reason of Committee membership and/or attendance.

               (b) In order to receive Director's Fees in the form of an Option in lieu of cash compensation the Outside Director must elect in writing at least six months prior to the date of payment of the Director's Fee (the "Payment Date"). The election shall be irrevocable with respect to the Payment Date for which it is made, and shall remain in effect for a subsequent Payment Date unless revoked in writing at least six months prior to the relevant Payment Date.


                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 -- Option Agreement

        Each Option shall be evidenced by a written Outside Director Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions, as the Board shall determine, consistent with the Plan.

SECTION 4.2 -- Option Price

               (a) Unless otherwise provided by the Board and set forth in the Outside Director Stock Option Agreement, the price of the shares of Common Stock subject to each Option shall equal the Fair Market Value of such shares on the date such Option is granted.

               (b) For purposes of the Plan, the "Fair Market Value" of a share of the Common Stock as of a given grant date shall be: (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on such grant date, or, if shares were not traded on such grant date, then on the next preceding trading day during which a sale occurred; or (ii) if the Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the last reported sales price (if the Common Stock is then quoted on the Nasdaq National Market) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on such grant date as reported by Nasdaq or such successor quotation system; or (iii) if the Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on such grant date, as determined in good faith by the Board; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Board acting in good faith.

SECTION 4.3 -- Commencement of Exercisability

               (a) Subject to Section 4.7, each Option granted pursuant to
        Section 3.3 shall become exercisable in equal annual installments of 10,000 on each of the first and second anniversaries, respectively, of the date of Option grant.

               (b) Notwithstanding the foregoing, an Outside Director may not exercise an otherwise exercisable Option granted pursuant to Section 3.3 or 3.4 unless such Outside Director attended at least seventy-five percent (75%) of the meetings of the Board during the twelve month period (the "Attendance Period") preceding the date of exercise of the Option; provided, however, that installments of an Option which becomes exercisable prior to the commencement of the Attendance Period shall remain exercisable by the Optionee.

               (c) All Options granted under Section 3.6 will be fully vested and exercisable on the date of Option grant.



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
               (d) At any time after grant of an Option, the Board may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

               (e) No portion of an Option which is unexercisable at Termination of Directorship shall, under any circumstances, thereafter become exercisable.

SECTION 4.4 -- Expiration of Options

        Subject to Section 4.7, in the event of the Optionee's Termination of Directorship, such Optionee may exercise his or her Option within such period of time as is specified in the Outside Director Stock Option Agreement to the extent that the Option is vested and exercisable on the date of termination. In no event may an Option be exercised to any extent by anyone after ten years from the date the Option was granted. If, after termination, the Optionee does not exercise his or her Option within the time period specified herein or in the Outside Director Stock Option Agreement, the Option shall terminate and the shares covered by such Option shall again become available for issuance under the Plan.

SECTION 4.5 -- Consideration

        In consideration of the granting of the Option, the Optionee shall agree, in the written Outside Director Stock Option Agreement, to serve as a Director of the Company until the next annual meeting of the stockholders of the Company. Nothing in this Plan or in any Outside Director Stock Option Agreement hereunder shall confer upon any Optionee any right to continue as a director of the Company.

SECTION 4.6 -- CHANGES IN COMMON STOCK OR ASSETS OF THE COMPANY, ACQUISITION OR LIQUIDATION OF THE COMPANY AND OTHER CORPORATE EVENTS

        Subject to Section 4.7, in the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board's sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Board shall, in such manner as it may deem equitable, adjust any or all of

               (a) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued),

               (b) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and

               (c) the exercise price with respect to any Option.

SECTION 4.7 -- Occurrence of a Change in Control or Corporate Transaction

        Upon the occurrence of either a Change in Control or a Corporate Transaction, each Option outstanding under the Plan shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a) or Section 4.3(b). Upon the occurrence of any Change in Control, or upon stockholder approval of any Corporate Transaction, the Company shall promptly provide written notice thereof to each Optionee. No Option may be exercised to any extent after the occurrence of a Corporate Transaction; provided, however, that such termination of exercise rights shall not occur until after the related Corporate Transaction has closed and appropriate arrangements shall be made to permit any Options outstanding to be exercised in connection with such closing.



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
                                    ARTICLE V

                               EXERCISE OF OPTIONS

SECTION 5.1 -- Person Eligible to Exercise

        During the lifetime of the Optionee, only the Optionee may exercise an Option granted to the Optionee, or any portion thereof unless it has been disposed of pursuant to a qualified domestic relations order as defined under the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2 -- Partial Exercise

        Subject to Section 4.3, at any time and from time to time prior to the time when an exercisable Option or exercisable portion thereof become unexercisable under Section 4.4 or Section 4.7, such Option or portion thereof may be exercised in whole or in part; provided, however, that in no event may an Option be exercised as to less than one hundred (100) shares at any one time, or the remaining shares covered by the Option if less than two hundred (200); provided, further, that the Company shall not be required to issue fractional shares.

SECTION 5.3 -- Manner of Exercise

        An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4 or Section 4.7:

               (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised, such notice complying with any applicable rules established by the Board;

               (b) Full payment for the shares with respect to which such Option or portion thereof is thereby exercised (i) in cash or by check, (ii) with the consent of the Board, in shares of Common Stock held by the Optionee for at least six (6) months with a Fair Market Value equal to the aggregate exercise price of the Option or exercised portion thereof on the date of Option exercise, (iii) with the consent of the Board, in surrendered shares of Common Stock issuable upon the exercise of the Option with a Fair Market Value equal to the aggregate exercise price of the Option or exercised portion thereof on the date of Option exercise,
        (iv) with the consent of the Board, any combination of the foregoing, or
        (v) by other means authorized by the Board;

               (c) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

               (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 -- Conditions to Issuance of Stock Certificates

        The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.


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
Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

               (a) The admission of such shares to listing or quotation on all stock exchanges or automated quotation services on which such class of stock is then listed or quoted, as the case may be;

               (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable;

               (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable;

               (d) The payment to the Company of all amounts which it is required to withhold, if any, under federal, state or local law in connection with the exercise of the Option; and

               (e) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience.

SECTION 5.5 -- Rights as Stockholders

        The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

                                   ARTICLE VI

                                 ADMINISTRATION

SECTION 6.1 -- Duties and Powers of the Board

        It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

SECTION 6.2 -- Majority Rule

        The Board shall act by a majority of its members in office. The Board may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Board.

SECTION 6.3 -- Compensation; Professional Assistance; Good Faith Actions

        Members of the Board shall receive no additional compensation for their services under the Plan. All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board and the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees, the Company and any other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.



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
                                   ARTICLE VII

                                OTHER PROVISIONS

SECTION 7.1 -- Options Not Transferable

        No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including, without limitation, bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

SECTION 7.2 -- Amendment, Suspension or Termination of the Plan

               (a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, unless otherwise determined by the Board and permitted by Rule 16b-3 as then in effect, without approval of the Company's stockholders given within 12 months before or after the action by the Board, no action of the Board may, except as provided in Section 2.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, extend the limit imposed in this Section 7.2 on the period during which Options may be granted, or amend or modify the Plan in a manner requiring stockholder approval under Rule 16b-3 or the Code. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted.

               (b) The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law and notwithstanding Section 7.2(a), the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

               (c) No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under the Plan after October 18, 2005.

SECTION 7.3 -- Effective Date; Approval of Plan and Options by Stockholders

        The effective date of the Plan shall be the effective date of the Company's initial public offering (the "Effective Date"); provided, however, that the Plan shall be submitted for the approval of the majority of holders of the outstanding Common Stock and the holders of more than 66 2/3% of the outstanding Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company within twelve months after the date of the Board's adoption of the Plan. If such approval is not obtained, the Plan shall have no force or effect. Options may be granted prior to such stockholder approval under the circumstances and to the extent provided in the Plan; provided, however, that Options so granted shall be conditioned upon the stockholders' approval and shall provide that if such approval is not obtained, the Options shall be null and void and of no further force or effect.

SECTION 7.4 -- Effect of Plan Upon Other Option and Compensation Plans

        The adoption of the Plan shall not affect any other compensation or incentive plans in effect for directors of the Company. Nothing in the Plan shall be construed to limit the right of the Company to grant or assume options



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
otherwise than under the Plan in connection with any proper corporate purpose, including, without limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5 -- Notices

        Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Optionee shall be addressed to such Optionee at such Optionee's last address as reflected in the Company's records. By a notice given pursuant to this Section 7.5, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Optionee, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 7.5. Any notice shall have been deemed duly given if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 7.6 -- Titles

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.



                               * * * * * * * * * *


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
        I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Tegal Corporation as of ______________________, 2001.

        Executed as of the ________ day of _______________ 2001.


                                       /S/ _________________



                                       ---------------------------------------
                                       Secretary



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